UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 10, 2009

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level , 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-281-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2009 Goals for Annual Incentive Plan and Long-Term Incentive Plan

On April 10, 2009, the Board of Directors ("Board") of the Federal Home Loan Bank of Des Moines ("Bank"), through its Human Resources and Compensation Committee, approved the 2009 Goals for the Bank's Annual Incentive Plan ("AIP") and Long Term Incentive Plan ("LTIP"). All regular full-time and part-time employees, except for employees in the internal audit department, are eligible to participate in the AIP. Certain key officers of the Bank are eligible to participate under the LTIP.

The AIP is composed of two different sets of goals: Bankwide financial, business maintenance/growth/customer satisfaction, and risk management goals ("Bankwide Goals"), and individual and/or team performance goals ("Individual Goals"). For 2009, the Bankwide Goals are measured by the results achieved in attaining specified performance levels in three areas and weighted as follows:

- Profitability measured by the spread between the earned dividend and average three-month LIBOR (30%)
- Business activity with members (50%)
- Risk management (20%)

The 2009 Bankwide Goals also include a net income trigger of $30 million which will impact payout eligibility under the AIP for the profitability Bankwide Goal. In addition, the Bank's five named executive officers ("Executives"), including its president and chief executive officer, chief business officer, general counsel and chief risk officer, chief financial officer, and chief capital markets officer, will receive no payouts under the Individual Goals component of the AIP if the net income trigger is not met in 2009.

Under the AIP, incentive award opportunities for Bankwide Goals and Individual Goals are based upon established 'threshold', 'target' and 'maximum' award levels. Eligible employees are assigned an incentive compensation award opportunity which is expressed as a percentage of the employee’s base salary for that Plan year.

For the Bank’s president and the other Executives, the overall incentive award opportunity is weighted 60% on Bankwide Goals and 40% on Individual Goals. With respect to the Bank’s president, the incentive compensation award opportunity for 2009 is between 25% (threshold) and 50% (maximum) of base salary, with a target of 37.5%. With respect to the Bank's other Executives, the incentive award opportunity for 2009 is between 20% (threshold) and 40% (maximum) of base salary, with a target of 30%.

The 2009 goals and incentive opportunity weightings established under the AIP and as described above will also be used to determine awards under the LTIP, which is a three-year rolling cash incentive plan established in 2008 with the first payout to be made in the first quarter of 2011. With respect to the Bank’s president, the LTIP incentive compensation award opportunity for 2009 is between 12.5% (threshold) and 37.5% (maximum) of base salary, with a target of 25%. With respect to the Bank's other Executives, the incentive award opportunity for 2009 is between 10% (threshold) and 30% (maximum) of base salary, with a target of 20%. LTIP awards granted for 2009 would be payable in the first quarter of 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

April 16, 2009	By:	/s/ Richard S. Swanson

Name: Richard S. Swanson
Title: President and Chief Executive Officer